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                                                                  EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY

                                                           JURISDICTION OF
SUBSIDIARY                                                 INCORPORATION
----------                                                 -------------

The following are direct wholly-owned
 subsidiaries of the Company:

American Body Armor & Equipment, Inc.                      Delaware
Armor Holdings Limited                                     United Kingdom
Armor Holdings Properties, Inc.                            Delaware
Defense Technology Corporation of America                  Delaware
NIK Public Safety, Inc.                                    Delaware

The following are indirect wholly-owned
 (except as otherwise noted)
subsidiaries of the Company:

Defence Technology Europe Limited                          England and Wales
Supercraft (Garments) Limited                              United Kingdom
DSL Group Limited                                          United Kingdom
DSL Holdings Limited                                       United Kingdom
Defence Systems International Limited                      United Kingdom
Defence Systems Limited                                    United Kingdom
Container Recovery Limited                                 England
Defence Systems (Jersey) Limited                           Isle of Jersey
US Defense Systems, Inc.                                   Delaware
USDS Zaire SARL                                            Congo (former Zaire)
Defencetse Systems Ecuador USDSE SA                        Ecuador
DSL (Overseas) Limited*                                    Cyprus
Gorandel Trading Limited                                   Cyprus
DSL Security (Asia) Pte Limited                            Singapore
Defense Systems (South Africa) (Pty) Ltd.                  South Africa
Defence Systems Colombia SA**                              Colombia
Defence Systems Limited Sesegeur Peru SA                   Peru
Jardine Securicor Gurkha Services Limited+                 Hong Kong
DSL Security (PNG) Pty Limited++                           Papua New Guinea
Sapelli SARL                                               Congo (former Zaire)
USDS (Med) Limited#                                        Cyprus
Maximum Security Indochina Limited***                      Hong Kong
Defence Systems France EURL                                France
Defence Systems International Africa SARL##                France


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  *  99% owned subsidiary
 **  94.5% owned subsidiary
  +  20% owned subsidiary
 ++  50% owned subsidiary
  #  40% owned subsidiary
 ##  66.5% owned subsidiary